Exhibit 10.1
Execution Version
AMENDMENT NO. 1
     This Amendment No. 1 dated as of April 28, 2009 (this “Agreement”) is among Stone Energy Corporation, a Delaware corporation (“Borrower”), Stone Energy Offshore, L.L.C., a Delaware limited liability company (“Guarantor”), the financial institutions party to the Credit Agreement described below as Banks (“Banks”), and Bank of America, N.A., as Agent for the Banks (“Agent”) and as Issuing Bank (“Issuing Bank”).
INTRODUCTION
     A. The Borrower, the Banks, the Issuing Bank, and the Agent have entered into the Second Amended and Restated Credit Agreement dated as of August 28, 2008 (the “Credit Agreement”).
     B. The Guarantor entered into that certain Guaranty dated as of August 28, 2008.
     C. The parties hereto desire to (i) amend the Credit Agreement to modify the definition of Applicable Margin and to clarify the application of provisions relating to Borrowing Base Assets to Swap Contracts that are given value in the Borrowing Base and (ii) amend the Guaranty to update a certain statutory reference.
     D. The Guarantor wishes to reaffirm its guarantee of the Obligations as amended by this Agreement.
     THEREFORE, in fulfillment of the foregoing, the Borrower, the Guarantor, the Agent, the Issuing Bank, and the Banks hereby agree as follows:
     Section 1. Definitions; References. Unless otherwise defined in this Agreement, each term used in this Agreement which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.
     Section 2. Amendment. Upon the satisfaction of the conditions specified in Section 6 of this Agreement, and, unless otherwise specified, effective as of the date set forth above, the Credit Agreement and the Guaranty are amended as follows:
          (a) The definition of “Adjusted Base Rate” in Section 1.1 of the Credit Agreement shall be amended to read in its entirety as follows:
     “Adjusted Base Rate” means, for any day, the fluctuating rate per annum of interest equal to the greater of (a) the Base Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus 0.50% and (c) the Eurodollar Rate in effect on such day for an Interest Period of one month plus 1.00%; provided that for any Advance maintained as a Base Rate Advance due to the application of Section 2.14(b), the “Adjusted Base Rate” shall be the greater of clauses (a) or (b) above.

          (b) The definition of “Applicable Margin” in Section 1.1 of the Credit Agreement shall be amended to read in its entirety as follows:
     “Applicable Margin” means, for any day, the following percentages based upon the ratio of (a) the aggregate outstanding amount of Advances plus the Letter of Credit Exposure to (b) the Borrowing Base as of such day:

		Applicable Margin
	Applicable Margin	for
Ratio of (Advances + Letter of	for	Eurodollar Rate	Applicable Margin
Credit Exposure) to (Borrowing Base)	Base Rate Advances	Advances	for Commitment Fees
Less than .30	1.250%	2.250%	0.500%
Greater than or equal to .30 but less than .60	1.500%	2.500%	0.500%
Greater than or equal to .60 but less than .90	1.750%	2.750%	0.500%
Greater than or equal to .90	2.000%	3.000%	0.500%
          (c) The definition of “Borrowing Base Assets” in Section 1.1 of the Credit Agreement shall be amended to read in its entirety as follows:
     “Borrowing Base Assets” means, at any time, any assets (including any Swap Contracts) that are given value in the most recently determined Borrowing Base.
          (d) The definition of “Defaulting Bank” in Section 1.1 of the Credit Agreement shall be amended to read in its entirety as follows:
     “Defaulting Bank” means any Bank that (a) has failed to fund any portion of the Advances or participations in Letter of Credit Obligations required to be funded by it hereunder within one Business Day of the date required to be funded by it hereunder, (b) has otherwise failed to pay over to the Agent or any other Bank any other amount required to be paid by it hereunder within one Business Day of the date when due, unless the subject of a good faith dispute, or (c) is, or any controlling (as defined in the definition of “Affiliate”) entity of which is, insolvent or the subject of a bankruptcy, insolvency or similar proceeding.
          (e) Section 2.2(e) of the Credit Agreement shall be amended to read in its entirety as follows:
     Upon any sale, lease, transfer, unwinding, termination, novation or other disposition, whether or not in the ordinary course of business, by the Borrower or any of its Subsidiaries of Borrowing Base Assets that (individually or on a cumulative basis with all such dispositions consummated since the determination of the most recently determined Borrowing Base) were given value in the most recently determined Borrowing Base in excess of 5% of the amount of such Borrowing Base, the Borrowing Base shall automatically be reduced by (1) with respect to Swap Contracts, the Net Cash Proceeds received by a Credit Party as a result of unwinding, terminating, or novating such Swap Contracts and (2) with respect to all Borrowing Base Assets other than Swap Contracts, the present value given to such assets in the most recent engineering report delivered pursuant to Section 5.6(c), including the applicable stated discount utilized therein.
     (f) Section 2.4(b)(v) is hereby amended in its entirety to read as follows:
     Illegality. If any Bank shall notify the Agent and the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other governmental authority asserts that it is unlawful for such Bank or its Eurodollar Lending Office to perform its obligations under this Agreement to maintain or make any Eurodollar Rate Advances hereunder or any Governmental Authority has imposed material restrictions on the authority of such Bank to purchase or sell, or to take deposits of, Dollars in the London interbank market, (i) the Borrower shall, no later than 10:00 a.m. (Dallas, Texas time) (A) if not prohibited by law, on the last day of the Interest Period for each outstanding Eurodollar Rate Advance made by such Bank or (B) if required by such notice, on the second Business Day following its receipt of such notice prepay all of the Eurodollar Rate Advances made by such Bank then outstanding, (ii) such Bank shall simultaneously make a Base Rate Advance to the Borrower on such date in an amount equal to the aggregate principal amount of the Eurodollar Rate Advances prepaid to such Bank, and (iii) the right of the Borrower to select Eurodollar Rate Advances from such Bank for any subsequent Borrowing shall be suspended until such Bank gives notice referred to above shall notify the Agent that the circumstances causing such suspension no longer exist.
     (g) Section 2.12(a) is hereby amended in its entirety to read as follows:
     Eurodollar Rate Advances. If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in, or in the interpretation of, any law or regulation after the date hereof or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) made after the date hereof, there shall be any increase in the cost to any Bank of agreeing to make or making, funding, or maintaining Eurodollar Rate Advances (including due to increased reserve or similar requirements), then the Borrower shall from time to time, upon demand by such Bank (with a copy of such demand to the Agent), immediately pay to the Agent for the account of such Bank additional amounts sufficient to compensate such Bank for such increased cost. A certificate as to the amount of such increased cost and detailing the calculation of such cost submitted to the Borrower and the Agent by such Bank shall be conclusive and binding for all purposes, absent manifest error.

     (h) Section 2.12(c) is hereby amended in its entirety to read as follows:
     Letters of Credit. If any change in any law or regulation or in the interpretation thereof after the date hereof by any court or administrative or Governmental Authority charged with the administration thereof shall either (i) impose, modify, or deem applicable any reserve, special deposit, or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, the Issuing Bank or (ii) impose on the Issuing Bank any other condition regarding the provisions of this Agreement relating to the Letters of Credit or any Letter of Credit Obligations (including increased reserve or similar requirements), and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Issuing Bank of issuing or maintaining any Letter of Credit (which increase in cost shall be determined by the Issuing Bank’s reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon demand by the Issuing Bank, the Borrower shall pay to the Issuing Bank, from time to time as specified by the Issuing Bank, additional amounts which shall be sufficient to compensate the Issuing Bank for such increased cost. A certificate as to such increased cost incurred by the Issuing Bank, as a result of any event mentioned in clause (i) or (ii) above, and detailing the calculation of such increased costs submitted by the Issuing Bank to the Borrower, shall be conclusive and binding for all purposes, absent manifest error.
     (i) A new Section 2.12(d) is added to read in its entirety as follows:
     Delay in Requests. Failure or delay on the part of any Bank or Issuing Bank to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Bank’s or Issuing Bank’s right to demand such compensation, provided that the Borrower shall not be required to compensate a Bank or Issuing Bank pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than 180 days prior to the date that such Bank or Issuing Bank, as the case may be, notifies the Borrower of the change in law or regulation or the interpretation or application thereof giving rise to such increased costs or reductions and of such Bank’s or Issuing Bank’s intention to claim compensation therefore (except that, if the change in law or regulation or the interpretation or application thereof giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof).
     (j) A new Section 2.14 is added to read in its entirety as follows:
     Inability to Determine Rates. If the Majority Banks determine that for any reason in connection with any request for Eurodollar Rate Advances or a conversion to or continuation thereof that (a) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Advances, (b) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to such proposed Eurodollar Rate Advance, or (c) the Eurodollar Rate for any requested Interest Period with respect to such proposed Eurodollar Rate Advance does not adequately and fairly reflect the cost to such Banks of funding such Advance, the Agent will promptly so notify the Borrower and each Bank. Thereafter, the obligation of the Banks to make Eurodollar Rate Advances, or effect any conversion thereto or continuation thereof, shall be suspended until the Agent (upon the instruction of the Majority Banks) revokes such notice. Upon receipt of such notice, the Borrower may revoke, without premium or penalty, any pending request for an Advance of, conversion to or continuation of Eurodollar Rate Advances or, failing that, will be deemed to have converted such request into a request for Advances bearing interest based upon the Base Rate in the amount specified therein.
          (k) Effective as of April 1, 2009, each reference in the Guaranty and in Exhibit C of the Credit Agreement to “Chapter 34 of the Texas Business and Commerce Code” shall be amended to refer to “Chapter 43 of the Texas Civil Practice and Remedies Code”.
     Section 3. Reaffirmation of Liens.
          (a) The Borrower (i) is party to certain Security Documents securing and supporting the Borrower’s obligations under the Credit Documents, (ii) represents and warrants that it has no defenses to the enforcement of the Security Documents and that according to their terms the Security Documents will continue in full force and effect to secure the Borrower’s obligations under the Credit Documents, as the same may be amended, supplemented, or otherwise modified, and (iii) acknowledges, represents, and warrants that the liens and security interests created by the Security Documents are valid and subsisting and create an Acceptable Security Interest in the Collateral to secure the Borrower’s obligations under the Credit Documents, as the same may be amended, supplemented, or otherwise modified.
          (b) The delivery of this Agreement does not indicate or establish a requirement that any Guaranty or Security Document requires the Borrower’s or any Guarantor’s approval of amendments to the Credit Agreement.
     Section 4. Representations and Warranties. The Borrower represents and warrants to the Agent and the Banks that:
          (a) the representations and warranties set forth in the Credit Agreement and in the other Credit Documents are true and correct in all material respects as of the date of this Agreement; provided that such materiality qualifier shall not apply if such representation or warranty is already subject to a materiality qualifier in the Credit Agreement or such other Credit Document;
          (b) (i) the execution, delivery, and performance of this Agreement are within the corporate power and authority of the Borrower and have been duly authorized by appropriate proceedings and (ii) this Agreement constitutes a legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the rights of creditors generally and general principles of equity; and
          (c) as of the effectiveness of this Agreement and after giving effect thereto, no Default or Event of Default has occurred and is continuing.

     Section 5. Reaffirmation of GuarantyThe Guarantor hereby ratifies, confirms, and acknowledges that its obligations under the Guaranty are in full force and effect and that the Guarantor continues to unconditionally and irrevocably guarantee the full and punctual payment, when due, whether at stated maturity or earlier by acceleration or otherwise, all of the Obligations (subject to the terms of the Guaranty), as such Obligations may have been amended by this Agreement. The Guarantor hereby acknowledges that its execution and delivery of this Agreement does not indicate or establish an approval or consent requirement by the Guarantor under the Guaranty in connection with the execution and delivery of amendments, modifications or waivers to the Credit Agreement, the Notes or any of the other Credit Documents.
     Section 6. Effectiveness. This Agreement shall become effective as of the date hereof, and the Credit Agreement and Guaranty shall be amended as provided herein, upon the occurrence of all of the following: (a) the Majority Banks’, the Borrower’s, and the Guarantor’s duly and validly executing originals of this Agreement and delivery thereof to the Agent, (b) the representations and warranties in this Agreement being true and correct in all material respects before and after giving effect to this Agreement, and (c) the Borrower’s having paid all costs, expenses, and fees which have been invoiced and are payable pursuant to Section 9.4 of the Credit Agreement or any other written agreement.
     Section 7. Effect on Credit Documents. Except as amended herein, the Credit Agreement and the Credit Documents remain in full force and effect as originally executed, and nothing herein shall act as a waiver of any of the Agent’s or Banks’ rights under the Credit Documents, as amended. This Agreement is a Credit Document for the purposes of the provisions of the other Credit Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Agreement may be a Default or Event of Default under other Credit Documents.
     Section 8. Choice of Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas.
     Section 9. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original.
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     THIS WRITTEN AGREEMENT AND THE CREDIT DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     EXECUTED as of the date first set forth above.

BORROWER: STONE ENERGY CORPORATION
By:	/s/ David H. Welch
	Name:	David H. Welch
	Title:	President and Chief Executive Officer

By:	/s/ Kenneth H. Beer
	Name:	Kenneth H. Beer
	Title:	Senior Vice President and Chief Financial Officer

GUARANTOR: STONE ENERGY OFFSHORE, L.L.C.
By:	/s/ David H. Welch
	Name:	David H. Welch
	Title:	President and Chief Executive Officer

By:	/s/ Kenneth H. Beer
	Name:	Kenneth H. Beer
	Title:	Senior Vice President and Chief Financial Officer

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AGENT AND ISSUING BANK: BANK OF AMERICA, N.A., as Agent and Issuing Bank
By:	/s/ Ronald E. McKaig
	Name:	Ronald E. McKaig
	Title:	Senior Vice President

BANKS: BANK OF AMERICA, N.A.
By:	/s/ Ronald E. McKaig
	Name:	Ronald E. McKaig
	Title:	Senior Vice President

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BNP PARIBAS
By:	/s/ Douglas R. Liftman
	Name:	Douglas R. Liftman
	Title:	Managing Director

By:	/s/ Polly Schott
	Name:	Polly Schott
	Title:	Director

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NATIXIS
By:	/s/ Liana Tchernysheva
	Name:	Liana Tchernysheva
	Title:	Director

By:	/s/ Louis P. Laville, III
	Name:	Louis P. Laville, III
	Title:	Managing Director

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THE BANK OF NOVA SCOTIA
By:	/s/ Andy Ostrov
	Name:	Andy Ostrov
	Title:	Director

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CAPITAL ONE, N.A.
By:	/s/ Paul D. Hein
	Name:	Paul D. Hein
	Title:	Vice President

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TORONTO DOMINION (TEXAS) LLC
By:	/s/ Debbi L. Brito
	Name:	Debbi L. Brito
	Title:	Authorized Signatory

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ALLIED IRISH BANKS p.l.c.
By:	/s/ Mark Connelly
	Name:	Mark Connelly
	Title:	Senior Vice President

By:	/s/ Edward Fenk
	Name:	Edward Fenk
	Title:	Vice President

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BARCLAYS BANK PLC
By:	/s/ Maria Lund
	Name:	Maria Lund
	Title:	Vice President

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REGIONS BANK
By:	/s/ William A. Philipp
	Name:	William A. Philipp
	Title:	Vice President

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U.S. BANK NATIONAL ASSOCIATION
By:	/s/ Mark E. Thompson
	Name:	Mark E. Thompson
	Title:	Senior Vice President

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WHITNEY NATIONAL BANK
By:	/s/ William Jochetz
	Name:	William Jochetz
	Title:	Officer

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JPMORGAN CHASE BANK, N.A.
By:	/s/ Jo Linda Papadakis
	Name:	Jo Linda Papadakis
	Title:	Vice President

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SUMITOMO MITSUI BANKING CORPORATION
By:	/s/ Masakazu Hasegawa
	Name:	Masakazu Hasegawa
	Title:	General Manager

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